UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2006

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307	13-3711155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                  Regulation FD Disclosure.

FormFactor announced that certain of its executive officers established Rule 10b5-1 sales plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the company’s current, internal policy for such plans to provide for pre-determined sales of a portion of their FormFactor common stock, subject to certain contingencies.

Under the Rule 10b5-1 sales plans adopted in May 2006, Dr. Igor Y. Khandros, the company’s Chief Executive Officer, authorized the sale of up to a maximum of 300,000 shares over a period of up to nine months, and Ronald C. Foster, the company’s Chief Financial Officer and Senior Vice President, authorized the sale of up to a maximum of 21,600 shares over a period of up to eleven months.  In November 2005, Stuart L. Merkadeau, the company’s Senior Vice President, General Counsel and Secretary, established a Rule 10b5-1 sales plan, which is still effective, that authorizes the sale of up to a maximum of 10,000 shares over the remaining period of up to eight months. Mr. Merkadeau’s Rule 10b5-1 plan originally authorized the sale of up to a maximum of 18,000 shares, and 8,000 of such shares have been sold through his plan to date.

In accordance with FormFactor’s current, internal policy, the company’s executive officers may adopt Rule 10b5-1 sales plans only during an open trading window.  The first sale of shares of FormFactor common stock under these Rule 10b5-1 plans can occur only after the opening of the next trading window following the trading window in which the plans were adopted.  Any FormFactor executive officer who establishes a Rule 10b5-1 plan may sell up to a maximum of 20% of such officer’s direct and indirect holdings of FormFactor common stock and options to purchase common stock, but not to exceed more than 1.3% of the company’s total outstanding common stock, within any 10 to 16 consecutive month period.

In the future, during an open trading window, additional Rule 10b5-1 sales plans may be established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the company’s current, internal policy for such plans.

Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information, and allows the insiders to trade on a regular basis, regardless of any subsequent material non-public information they receive.  These plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading the sales out over time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2006	FORMFACTOR, INC.

	By:	/s/	STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary